Sales Report:Supplement No. 8 dated Jan 03, 2011 to Prospectus dated Dec 20, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Dec 20, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Dec 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 417158
This series of Notes was issued and sold upon the funding of the borrower loan #46353, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,600.00	Prosper Rating:	D	Listing Duration:	7 days
Partially Funded:	no	Estimated loss*:	10.80%	Listing Start date:	Dec-16-2010
Term:	36 months			Listing End date:	Dec-17-2010

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$109.66

Lender servicing fee:	1.00%	Effective Yield*:
		Estimated return*:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Apr-1984	Debt/Income ratio:	12%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	3	Current / open credit lines:	7 / 7	Length of status:	17y 6m
Amount delinquent:	$250	Total credit lines:	21	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$95,485	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	86%
		Homeownership:	Yes
Screen name:	-Jon-	Borrower's state:	California	Borrower's group:	Automotive Technicians
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
Purpose of loan:
????A divorced dad needs your help. After helping loan money to more than 20 Prosper customers I am in need of help. The money will be used to repay a loan. I have my kids almost 50% of the time and am landing on my feet after my wife of 11 years ran off with a man she was having an affair with. My children are everything and I have them almost 50% of the time.?

????The majority ($72k)?of the revolving credit balance is a home equity line of credit on an investment property in North Carolina. Since the divorce was finalized in November of 2008 I have purchased a primary residence. I put 20% down on my house. The investment property is turning a profit - I just need your help to make it through these next 6 months. Alimony will be finished in less than 13 months and finances will begin to be easier then. Any help is greatly appreciated. May God bless!
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Investor	Amount	Investment Date (PT)

handshake5	$100.00	12/16/2010 3:21:26 PM
rss197	$25.00	12/16/2010 3:33:51 PM
hopeful-truth5	$75.00	12/16/2010 3:23:52 PM
jazzlender	$25.00	12/16/2010 3:33:50 PM
Redmond	$25.00	12/16/2010 3:30:22 PM
paytonbrigadier	$300.00	12/16/2010 3:31:05 PM
SNH	$100.00	12/16/2010 3:31:44 PM
coin-bee1	$50.00	12/16/2010 3:33:03 PM
Tikibarman	$100.00	12/16/2010 3:35:47 PM
reflective-rupee	$100.00	12/16/2010 3:50:52 PM
profitable-balance	$25.00	12/17/2010 9:33:05 AM
wwwUniversal	$25.00	12/17/2010 12:51:01 AM
Investoman	$50.00	12/16/2010 3:25:33 PM
ichibon	$50.00	12/16/2010 3:34:45 PM
secureincome	$2,000.00	12/16/2010 3:35:50 PM
EBITDA	$25.00	12/16/2010 3:26:12 PM
kulender	$50.00	12/16/2010 3:19:58 PM
simplelender80	$100.00	12/16/2010 3:24:41 PM
diplomatic-wealth7	$25.00	12/16/2010 3:28:54 PM
Artist_Blue	$25.00	12/16/2010 3:29:48 PM
organic-order	$25.00	12/16/2010 3:35:01 PM
buffalobills	$25.00	12/17/2010 8:31:45 AM
22 Investments
Borrower Payment Dependent Notes Series 487284
This series of Notes was issued and sold upon the funding of the borrower loan #46393, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Listing Duration:	7 days
Partially Funded:	no	Estimated loss*:	24.00%	Listing Start date:	Dec-10-2010
Term:	36 months			Listing End date:	Dec-17-2010

Lender yield:	31.90%	Borrower rate/APR:	35.00% / 39.17%	Monthly payment:	$44.06

Lender servicing fee:	1.00%	Effective Yield*:
		Estimated return*:	6.02%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	May-1994	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Dec-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	6y 2m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,628	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	Yes
Screen name:	hmack04	Borrower's state:	Colorado	Borrower's group:	Debt Consolidators
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Building my credit...
Purpose of loan:
This loan will be used to?
I want to build my credit with prosper, I know my credit isnt the best in the world, but as you can tell I do not have any delinquent accounts nor have I?had ANY in the last 7 years.?This prosper loan monthly will be?45.24. which I can easily! Thank you for looking at my listing!

My financial situation:
I am a good candidate for this loan because?
I have been working for the same company for over 6 years. I am very responsible. If given a chance I will pay back EVERY penny!

Monthly net income: $
Both my husband and I are working and bring home 2900.00/month net
This loan amount will be around 45.24/month easy to make. thank you for looking at my request.

Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
Q: Please provide 1. The total balance of the mortgage loans and any HELOC you owe on your home, and... 2. The current market value of your home? (use zillow.com if unsure) - kindness-launcher
A: Hello. Our mortgage is 181,762.78 and when we had it appraised a few years ago it appraised for 245,000.00. Yes we could take a 2nd out but the loan fees are high. Please let me know if you would like to know anything else. THanks HEIDI (Dec-12-2010)
1 question & answer
Information in Questions and Answers is not verified
Investor	Amount	Investment Date (PT)

pioneer580	$100.00	12/11/2010 6:49:33 AM
bluebouyz	$25.00	12/14/2010 9:31:48 PM
britches613	$25.00	12/15/2010 3:12:53 PM
rakem777	$25.00	12/16/2010 1:46:32 PM
wild-orange	$25.00	12/17/2010 1:17:40 PM
loanermn	$31.00	12/17/2010 2:13:37 PM
phchristensen	$50.00	12/17/2010 11:30:19 AM
Engineer44	$25.00	12/17/2010 2:52:48 PM
transamerican	$29.40	12/17/2010 9:29:29 AM
reflective-rupee	$25.00	12/11/2010 3:55:40 PM
social-hunter5	$33.33	12/13/2010 7:10:22 AM
mrxtravis	$31.89	12/16/2010 1:01:39 PM
Leshan	$100.00	12/17/2010 6:43:41 AM
minnesotafinancial	$25.00	12/17/2010 7:24:06 AM
moola-monger9	$50.00	12/17/2010 11:48:25 AM
shrewd-income	$25.00	12/17/2010 12:32:10 PM
ultimate-peace	$300.00	12/17/2010 12:52:58 PM
squarebob	$25.00	12/17/2010 1:40:44 PM
w8291	$25.00	12/17/2010 6:21:46 AM
california5andime	$25.00	12/17/2010 12:40:21 PM
20 Investments
Borrower Payment Dependent Notes Series 487308
This series of Notes was issued and sold upon the funding of the borrower loan #46313, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,800.00	Prosper Rating:	E	Listing Duration:	7 days
Partially Funded:	no	Estimated loss*:	14.20%	Listing Start date:	Dec-14-2010
Term:	36 months			Listing End date:	Dec-19-2010

Lender yield:	31.20%	Borrower rate/APR:	32.20% / 35.86%	Monthly payment:	$209.59

Lender servicing fee:	1.00%	Effective Yield*:
		Estimated return*:	15.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1977	Debt/Income ratio:	18%
Credit score:	680-699 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 1	Length of status:	5y 8m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$257	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	coin-encore	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	8 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,100.00	< 31 days late:	0 ( 0% )	700-719 (Sep-2010) 720-739 (Jan-2010)
Principal balance:	$889.76	31+ days late:	0 ( 0% )
Total payments billed:	8
Description
Just A Little Help Is Needed
Thanks for your time and consideration in looking at my listing again.

There were some unexpected expenses this past year (medical, dental, car repairs, attorney fees). ? Because of this, the monthly payments, fell behind, and it has been very difficult to catch up. This loan will bring these current.?

I am a RN, but have only worked on an on-call basis for the last couple of years.? The reason for this is that I now live with, and care for my elderly father, after he suffered a stroke.? Luckily, he does quite well, but needs help with his daily activities. I feel blessed that I am able to do this for him, but the finances have been a bit strained.? An attorney helped with obtaining a benefit that will be paid as a one-time payment of $9000 by April, 2011.? After that, there will be payments of $1600 per month.? My current year-to-date income is $15266.? My monthly income is approx $900-1000/month, so this will increase my income to $2500 -2600/month.? I should be able to repay this loan easily within this next year, and also an existing Prosper loan. The payments will be on autopay.? Thanks again.?
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Investor	Amount	Investment Date (PT)

EBITDA	$25.00	12/14/2010 4:14:15 PM
rss197	$25.00	12/14/2010 4:14:32 PM
kulender	$100.00	12/14/2010 4:14:46 PM
simplelender80	$100.00	12/14/2010 4:25:40 PM
secureincome	$2,000.00	12/14/2010 4:34:18 PM
nickel-hickory	$50.00	12/14/2010 4:34:31 PM
diplomatic-wealth7	$25.00	12/14/2010 4:25:08 PM
Artist_Blue	$25.00	12/14/2010 4:26:15 PM
lucrative-loan	$50.00	12/14/2010 4:52:36 PM
paytonbrigadier	$300.00	12/14/2010 4:28:19 PM
NR	$25.00	12/14/2010 4:31:34 PM
ekmendenhall	$55.00	12/14/2010 4:32:37 PM
glroark	$50.00	12/14/2010 4:33:59 PM
pioneer580	$50.00	12/14/2010 9:56:12 PM
bondhedger	$25.00	12/15/2010 12:23:05 AM
108lender	$150.00	12/15/2010 5:32:20 PM
Mr-Miracle	$25.01	12/16/2010 8:59:07 AM
reflective-rupee	$180.00	12/16/2010 2:19:35 PM
silvercertificate	$25.00	12/16/2010 2:20:06 PM
Mr-Miracle	$25.01	12/16/2010 10:32:27 AM
hidavehi	$50.00	12/16/2010 8:04:37 PM
reflective-rupee	$500.00	12/16/2010 11:07:32 PM
careful-compassion	$25.00	12/17/2010 9:18:17 AM
FinanceEngine	$30.00	12/17/2010 11:53:46 AM
aztocas	$25.00	12/18/2010 11:38:23 AM
kendallv	$50.00	12/18/2010 7:56:08 PM
Elevate2012	$25.00	12/18/2010 10:04:34 PM
commanding-income774	$25.00	12/19/2010 2:39:17 AM
credit-guard5	$25.00	12/18/2010 8:22:29 AM
olin5	$25.00	12/18/2010 3:55:35 PM
enthusiastic-balance5	$200.00	12/19/2010 11:29:55 AM
mammalian4	$25.00	12/19/2010 3:26:30 PM
DonaldColorado	$50.00	12/14/2010 4:24:57 PM
nilonc1	$50.00	12/14/2010 4:17:31 PM
SNH	$100.00	12/14/2010 4:29:11 PM
coin-bee1	$50.00	12/14/2010 4:31:58 PM
Investoman	$50.00	12/14/2010 4:32:50 PM
handshake5	$100.00	12/14/2010 4:16:06 PM
income-sage9	$25.00	12/14/2010 4:33:49 PM
penny-plato	$25.00	12/15/2010 9:38:20 AM
scrappy-diversification7	$175.00	12/14/2010 5:44:21 PM
Windsor1	$50.00	12/15/2010 10:04:04 AM
Kash2010lu	$50.00	12/14/2010 7:41:33 PM
red-favorable-basis	$25.00	12/15/2010 7:12:28 AM
entreprenooner	$25.00	12/15/2010 11:33:09 AM
greencat	$50.00	12/15/2010 7:30:25 AM
buffalobills	$25.00	12/15/2010 7:31:53 AM
reflective-rupee	$300.00	12/14/2010 8:34:39 PM
FinDoc	$30.00	12/15/2010 12:19:48 AM
fabulous-community4	$25.00	12/15/2010 1:12:16 AM
wealth-pipeline	$25.00	12/15/2010 11:03:44 AM
green-rapid-openness	$100.00	12/15/2010 8:28:00 PM
green-rapid-openness	$50.00	12/15/2010 8:27:38 PM
goodhearted-gold3	$25.00	12/15/2010 6:25:31 PM
drcoop	$25.00	12/16/2010 2:41:50 PM
reflective-rupee	$220.00	12/16/2010 11:24:17 PM
Bob450	$25.00	12/16/2010 3:31:37 PM
larryboy10	$25.00	12/17/2010 10:25:00 AM
SFBank	$300.00	12/17/2010 6:43:04 PM
impala6464	$50.00	12/17/2010 5:21:02 PM
attractive-point5	$50.00	12/17/2010 6:52:36 PM
realtormoises	$25.00	12/18/2010 6:48:23 AM
bold-dynamic-silver	$25.00	12/18/2010 3:21:28 PM
yield-lion2	$25.00	12/18/2010 2:52:27 AM
bull_lender	$25.13	12/18/2010 8:12:08 PM
boo_hoo	$50.00	12/18/2010 7:24:32 AM
66 Investments
Borrower Payment Dependent Notes Series 488118
This series of Notes was issued and sold upon the funding of the borrower loan #46381, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Listing Duration:	7 days
Partially Funded:	no	Estimated loss*:	36.60%	Listing Start date:	Dec-20-2010
Term:	36 months			Listing End date:	Dec-22-2010

Lender yield:	34.00%	Borrower rate/APR:	35.00% / 39.15%	Monthly payment:	$67.85

Lender servicing fee:	1.00%	Effective Yield*:	31.99%
		Estimated return*:	-4.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Mar-1997	Debt/Income ratio:	31%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 4	Length of status:	10y 0m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,068	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	goal-wealth514	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off payday loans
Purpose of loan:
This loan will be used to? pay off payday loans

My financial situation:
I am a good candidate for this loan because? I have steady income, full time job, parttime job plus wife's income????

Monthly net income: $ 3270.00 includes wife????????????

Monthly expenses: $
??Housing: $ 1448????
??Insurance: $ 125
??Car expenses: $ 125
??Utilities: $ 575
??Phone, cable, internet: $?incl
??Food, entertainment: $ 200
??Clothing, household expenses $ incl
??Credit cards and other loans: $ 200
??Other expenses: $ none
Information in the Description is not verified.
Friends And Family Investments
INVESTAR-Lender has invested a total of $200.00.
1 friends and family investment
Information in Friends and Family Investments is not verified
Questions & Answers
Q: Please list all of your debts, showing amounts, interest rate, creditor name. Why do you take on this debt? Thanks and best wishes - reflective-rupee
A: Thanks for your inquiry. I don't have all the information in front of me. What happened is we had a mortgage with Citimortgage and had a 8% interest rate. We qualified for a modification when the government started putting it out there. We paid six months of the modified payment on time every month as they required. Our modification got lost and you never talked to the same person twice. It was a mess and went on for almost a year. But unknown to us, they did not report to credit bureau as (Dec-21-2010)
Q: Can you elaborate how you got on Payday Loans?? And how this loan will get you off payday loans? - gpuck
A: When we did not first get the home modification, Citimortgage went back and added a bunch of fees plus increased escrow which made our payments over $2000 per month. We tried to keep up but borrowed (much to our mistake) to keep our home. Now we have the modification approved and our payment is $1448 per month but do not have the money saved to pay payday loans in full without redoing them. We have to get rid of them to survive. (Dec-21-2010)
Q: Is this a temporary or permanent loan modification and what is the interest rate? What do you owe on the house and what is it worth, use Zillow.com to get an estimate. A - nfx
A: It is a temporary modification. We now have 5.5% int for two years then it goes up 1% each year until it gets back to 8%. Our payment now is $1239.03 on the mortgage and $208.72 on escrow. The balance is now $234,351.54 after Citimortgage added back whatever on. We did not get a record of what they added. It was immediately transferred to Litton Loan servicing. We have a nice two story country home with 18 1/2 acres and would not sell for less than we owe. Not sure what an appraisal would (Dec-22-2010)
3 question & answer
Information in Questions and Answers is not verified
Investor	Amount	Investment Date (PT)

investment-artist	$25.00	12/21/2010 9:11:25 AM
INVESTAR-Lender	$25.00	12/21/2010 12:27:08 PM
reflective-rupee	$100.00	12/21/2010 8:57:02 PM
JGuide	$25.00	12/22/2010 6:24:10 AM
reflective-rupee	$75.00	12/22/2010 12:18:02 PM
mpatrick	$25.00	12/22/2010 2:17:30 PM
atomantic	$25.00	12/22/2010 11:13:02 AM
bobnewt	$100.00	12/22/2010 12:20:28 PM
quickstep	$200.00	12/22/2010 12:21:34 PM
Kash2010lu	$50.00	12/22/2010 12:28:52 PM
EretzCapital	$50.00	12/22/2010 1:46:02 PM
Catz_aplenty	$29.35	12/22/2010 1:21:47 PM
Lubava	$25.00	12/22/2010 2:39:33 PM
reflective-rupee	$200.00	12/21/2010 6:30:26 PM
BAEVentures	$200.00	12/22/2010 12:33:51 PM
INVESTAR-Lender	$175.00	12/22/2010 11:20:58 AM
bull_lender	$36.75	12/22/2010 11:41:38 AM
bull_lender	$36.00	12/22/2010 12:59:21 PM
riverflow	$27.06	12/22/2010 1:25:15 PM
Tahoeman	$25.00	12/22/2010 1:36:42 PM
Impact_Vector	$50.00	12/22/2010 2:34:29 PM
21 Investments
Borrower Payment Dependent Notes Series 488154
This series of Notes was issued and sold upon the funding of the borrower loan #46390, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,750.00	Prosper Rating:	B	Listing Duration:	7 days
Partially Funded:	no	Estimated loss*:	5.95%	Listing Start date:	Dec-20-2010
Term:	12 months			Listing End date:	Dec-20-2010

Lender yield:	12.40%	Borrower rate/APR:	13.40% / 21.83%	Monthly payment:	$156.63

Lender servicing fee:	1.00%	Effective Yield*:	12.19%
		Estimated return*:	6.24%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-2000	Debt/Income ratio:	24%
Credit score:	740-759 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	2y 11m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,452	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	12%
		Homeownership:	No
Screen name:	hopeful-felicity2	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? to payoff the last of my credit card debt

My financial situation:
I am a good candidate for this loan because? i stay up to date on all loan payments, and am trying to start my 30's debt free (credit card debt)

Monthly net income: $ 3,400

Monthly expenses: $
??Housing: $ 850
??Insurance: $ 0
??Car expenses: $ 150 (subway)
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1200 (student loan repayments)
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Investor	Amount	Investment Date (PT)

Cherrypicker	$50.00	12/20/2010 10:44:23 AM
Bank42	$50.00	12/20/2010 10:45:54 AM
power-trophy7	$25.00	12/20/2010 10:46:55 AM
newest-generous-income	$25.00	12/20/2010 10:49:08 AM
yennib	$50.00	12/20/2010 10:48:58 AM
SNH	$100.00	12/20/2010 10:47:05 AM
Nailman88	$25.00	12/20/2010 10:50:29 AM
Investoman	$25.00	12/20/2010 10:47:38 AM
balance-voyager	$50.00	12/20/2010 10:51:26 AM
dinero-speaker	$25.00	12/20/2010 10:51:23 AM
ray1051	$50.00	12/20/2010 10:48:13 AM
valiant-liberty4	$25.00	12/20/2010 10:51:46 AM
duty-starfish8	$50.00	12/20/2010 10:52:18 AM
Macinvest	$25.00	12/20/2010 10:52:45 AM
MoxiePop	$50.00	12/20/2010 10:52:40 AM
building_community	$25.00	12/20/2010 10:50:14 AM
laufer32304	$50.00	12/20/2010 10:51:16 AM
authentic-liberty7	$25.00	12/20/2010 10:51:48 AM
responsible-investment0	$50.00	12/20/2010 10:44:12 AM
indomitable-coin	$50.00	12/20/2010 10:44:52 AM
rss197	$25.00	12/20/2010 10:45:06 AM
radforj22	$25.00	12/20/2010 10:45:20 AM
kulender	$50.00	12/20/2010 10:45:51 AM
organized-payment6	$50.00	12/20/2010 10:46:46 AM
fortytwo	$300.00	12/20/2010 10:48:01 AM
investment-comet	$25.00	12/20/2010 10:45:47 AM
studious-bonus7	$97.44	12/20/2010 10:46:00 AM
Interloper	$25.00	12/20/2010 10:51:17 AM
astute-investment5	$25.00	12/20/2010 10:51:27 AM
sdr984	$25.00	12/20/2010 10:51:09 AM
108lender	$79.21	12/20/2010 10:51:39 AM
credit-investor5	$25.00	12/20/2010 10:48:47 AM
the-profit-oracle	$25.00	12/20/2010 10:49:10 AM
GElender	$75.00	12/20/2010 10:49:20 AM
teller	$25.00	12/20/2010 10:50:01 AM
TCR3	$25.00	12/20/2010 10:50:15 AM
ClearLake	$25.00	12/20/2010 10:50:23 AM
37 Investments
Borrower Payment Dependent Notes Series 488560
This series of Notes was issued and sold upon the funding of the borrower loan #46384, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	10.80%	Listing Start date:	Dec-21-2010
Term:	36 months			Listing End date:	Dec-21-2010

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$84.36

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jan-2000	Debt/Income ratio:	16%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	0y 4m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Tradesman - Electri...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$2,535	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	finance-star875	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
new appliances
Purpose of loan:
This loan will be used to buy new appliances for my house.

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Investor	Amount	Investment Date (PT)

Artist_Blue	$25.00	12/21/2010 9:46:09 AM
ASR3	$50.00	12/21/2010 9:47:44 AM
transaction-circuit	$25.00	12/21/2010 10:08:07 AM
Investoman	$50.00	12/21/2010 10:06:25 AM
power-trophy7	$50.00	12/21/2010 10:10:33 AM
teller	$25.00	12/21/2010 10:10:42 AM
paytonbrigadier	$250.00	12/21/2010 10:10:18 AM
SNH	$100.00	12/21/2010 10:10:06 AM
green-thoughtful-yield	$50.00	12/21/2010 10:13:35 AM
p2ploan-futurist9	$50.00	12/21/2010 10:55:31 AM
well-mannered-income3	$25.00	12/21/2010 2:01:39 PM
money-bauble	$100.00	12/21/2010 4:22:28 PM
coin-bee1	$50.00	12/21/2010 6:41:16 PM
Finchy78	$25.00	12/21/2010 5:56:11 PM
Retiredsailor65	$25.00	12/21/2010 7:55:29 PM
zippy-market5	$25.00	12/21/2010 8:38:12 PM
2grindstones	$25.00	12/21/2010 10:37:43 PM
phchristensen	$50.00	12/21/2010 10:59:33 PM
reinforced-investment4	$25.00	12/21/2010 10:21:05 PM
hopeful-truth5	$100.00	12/21/2010 9:48:05 AM
washboard1	$25.00	12/21/2010 9:50:57 AM
kulender	$50.00	12/21/2010 10:02:22 AM
newest-generous-income	$25.00	12/21/2010 10:11:12 AM
fortytwo	$50.00	12/21/2010 10:13:09 AM
Evolver	$50.00	12/21/2010 10:12:55 AM
gold-commander0	$50.00	12/21/2010 10:15:58 AM
reflective-rupee	$100.00	12/21/2010 10:26:10 AM
C2Banking	$25.00	12/21/2010 12:12:26 PM
dudebrah	$25.00	12/21/2010 2:36:11 PM
rss197	$25.00	12/21/2010 3:21:46 PM
entertaining-greenback2	$25.00	12/21/2010 5:09:59 PM
plentiful-gain3	$50.00	12/21/2010 6:36:16 PM
reflective-rupee	$100.00	12/21/2010 6:40:13 PM
SolarMoonshine	$25.00	12/21/2010 5:34:25 PM
Scotcha	$50.00	12/21/2010 6:06:33 PM
4mydaughterseducation	$25.00	12/21/2010 10:08:50 PM
SFBank	$100.00	12/21/2010 6:54:09 PM
Onlyhappycustomers	$25.00	12/21/2010 7:22:04 PM
CommunityArts_Non-profit	$25.00	12/21/2010 8:59:56 PM
auction-mastery	$25.00	12/21/2010 11:08:22 PM
40 Investments
Borrower Payment Dependent Notes Series 488612
This series of Notes was issued and sold upon the funding of the borrower loan #46310, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,100.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	10.80%	Listing Start date:	Dec-22-2010
Term:	36 months			Listing End date:	Dec-22-2010

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$88.57

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1994	Debt/Income ratio:	13%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	10y 6m
Amount delinquent:	$0	Total credit lines:	43	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$14,887	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Bankcard utilization:	76%
		Homeownership:	No
Screen name:	majestic-kindness810	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I need $2,100 to fix my car
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
Q: Can you please provide: 1. The total mortgage balance (including 2nd/heloc) on you home 2. The market value of your home (use zillow.com if unsure) - kindness-launcher
A: I do not owe a house. I rent it. (Dec-22-2010)
1 question & answer
Information in Questions and Answers is not verified
Investor	Amount	Investment Date (PT)

SNH	$100.00	12/22/2010 10:14:59 AM
teller	$25.00	12/22/2010 10:16:29 AM
newest-generous-income	$25.00	12/22/2010 10:16:56 AM
green-thoughtful-yield	$50.00	12/22/2010 10:18:36 AM
loyalist1	$50.00	12/22/2010 10:30:16 AM
m0rlock	$100.00	12/22/2010 10:28:15 AM
kulender	$50.00	12/22/2010 10:48:47 AM
reflective-rupee	$50.00	12/22/2010 10:30:12 AM
Investoman	$50.00	12/22/2010 10:52:01 AM
ASR3	$50.00	12/22/2010 10:55:45 AM
hopeful-truth5	$100.00	12/22/2010 10:55:55 AM
hektek22	$600.00	12/22/2010 12:13:08 PM
EngineersAlliance	$100.00	12/22/2010 1:02:29 PM
fortytwo	$50.00	12/22/2010 10:59:00 AM
top-return-oasis	$25.00	12/22/2010 12:33:26 PM
Kash2010lu	$25.00	12/22/2010 12:21:04 PM
paytonbrigadier	$250.00	12/22/2010 10:15:22 AM
power-trophy7	$50.00	12/22/2010 10:16:05 AM
coin-bee1	$50.00	12/22/2010 10:27:09 AM
reflective-rupee	$50.00	12/22/2010 10:30:01 AM
simplelender80	$100.00	12/22/2010 10:29:11 AM
finance-mushroom	$100.00	12/22/2010 10:31:11 AM
Artist_Blue	$25.00	12/22/2010 10:54:48 AM
transaction-circuit	$25.00	12/22/2010 11:01:13 AM
24 Investments
Borrower Payment Dependent Notes Series 488878
This series of Notes was issued and sold upon the funding of the borrower loan #46387, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	9.80%	Listing Start date:	Dec-23-2010
Term:	36 months			Listing End date:	Dec-23-2010

Lender yield:	26.75%	Borrower rate/APR:	27.75% / 31.31%	Monthly payment:	$82.46

Lender servicing fee:	1.00%	Effective Yield*:	26.08%
		Estimated return*:	16.28%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-1995	Debt/Income ratio:	29%
Credit score:	720-739 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	5y 6m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,915	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	60%
		Homeownership:	Yes
Screen name:	MissDaisy	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	720-739 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	640-659 (Jul-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Helping My Son Get Back in School
Purpose of loan:
This loan will be used to help my son complete Computer Networking certification.

My financial situation:
I am a good candidate for this loan because my last prosper loan was for $10,000 and I have paid it in full.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Investor	Amount	Investment Date (PT)

simplelender80	$100.00	12/23/2010 9:51:10 AM
thrifty-capital	$25.00	12/23/2010 9:52:54 AM
UCLA4life	$25.00	12/23/2010 9:53:05 AM
dpries123	$25.00	12/23/2010 9:56:11 AM
kulender	$50.00	12/23/2010 9:51:57 AM
credit-guard5	$25.00	12/23/2010 9:52:16 AM
Danjack_Capital	$25.00	12/23/2010 9:54:20 AM
teller	$25.00	12/23/2010 9:58:26 AM
Skeptical-one	$49.00	12/23/2010 9:56:44 AM
paytonbrigadier	$250.00	12/23/2010 9:57:54 AM
cashhelp	$50.00	12/23/2010 9:59:56 AM
reward-motion	$25.00	12/23/2010 10:00:04 AM
nilonc1	$100.00	12/23/2010 10:02:32 AM
grnii78	$50.00	12/23/2010 10:04:22 AM
lucrative-loan	$25.00	12/23/2010 10:03:15 AM
B-rad_the_Coug	$25.00	12/23/2010 10:04:53 AM
finance-mushroom	$100.00	12/23/2010 10:03:58 AM
Artist_Blue	$25.00	12/23/2010 10:05:56 AM
transaction-circuit	$25.00	12/23/2010 10:08:42 AM
1stBankAndHal	$25.00	12/23/2010 10:09:30 AM
macbeck22	$25.00	12/23/2010 10:09:54 AM
the-kindness-honker	$25.00	12/23/2010 10:12:01 AM
FASTIZIO_P	$25.00	12/23/2010 9:53:46 AM
Investoman	$50.00	12/23/2010 9:53:09 AM
power-trophy7	$50.00	12/23/2010 9:58:21 AM
m0rlock	$100.00	12/23/2010 10:03:03 AM
Whipster	$50.00	12/23/2010 10:04:40 AM
greencat	$50.00	12/23/2010 10:07:10 AM
green-thoughtful-yield	$50.00	12/23/2010 10:11:02 AM
revenue-achievement	$25.00	12/23/2010 10:11:21 AM
panther757	$25.00	12/23/2010 10:11:42 AM
goodhearted-basis4	$25.00	12/23/2010 10:14:22 AM
reflective-rupee	$451.00	12/23/2010 10:15:56 AM
33 Investments
Borrower Payment Dependent Notes Series 488918
This series of Notes was issued and sold upon the funding of the borrower loan #46359, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	14.20%	Listing Start date:	Dec-23-2010
Term:	36 months			Listing End date:	Dec-24-2010

Lender yield:	31.20%	Borrower rate/APR:	32.20% / 35.86%	Monthly payment:	$131.00

Lender servicing fee:	1.00%	Effective Yield*:	29.77%
		Estimated return*:	15.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-1991	Debt/Income ratio:	40%
Credit score:	680-699 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$23,831	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	Yes
Screen name:	impressive-auction5	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying on credit cards
Purpose of loan:
This loan will be used to?? pay on high interested credit cards

My financial situation:
I am a good candidate for this loan because?
I have good credit history and stable work history
Monthly net income: $ 3170

Monthly expenses: $ 2600
??Housing: $ 657
??Insurance: $ 100
??Car expenses: $ 257
??Utilities: $ 120
??Phone, cable, internet: $ 100
??Food, entertainment: $ 120
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 1100
??Other expenses: $ 150
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
Q: Can you please provide: 1. The total mortgage balance (including 2nd/heloc) on you home 2. The market value of your home (use zillow.com if unsure) - kindness-launcher
A: I owe 61,300 and the market value is 60,300. I did some upgrades on floors, paint, and back deck so I feel the value would be higher. (Dec-23-2010)
1 question & answer
Information in Questions and Answers is not verified
Investor	Amount	Investment Date (PT)

simplelender80	$100.00	12/23/2010 9:51:13 AM
kulender	$50.00	12/23/2010 9:52:01 AM
JPMorrisLegacyFund	$100.00	12/23/2010 9:56:06 AM
Investoman	$50.00	12/23/2010 9:53:11 AM
paytonbrigadier	$250.00	12/23/2010 9:58:02 AM
m0rlock	$100.00	12/23/2010 10:03:00 AM
finance-mushroom	$100.00	12/23/2010 10:04:02 AM
revenue-achievement	$25.00	12/23/2010 10:11:23 AM
green-thoughtful-yield	$50.00	12/23/2010 10:11:08 AM
panther757	$25.00	12/23/2010 10:11:44 AM
reflective-rupee	$100.00	12/23/2010 10:17:44 AM
goodhearted-basis4	$25.00	12/23/2010 10:15:13 AM
lendstats_com	$200.00	12/23/2010 11:59:25 AM
Bocephus1959	$25.00	12/23/2010 12:47:22 PM
DeutscheBank	$25.00	12/23/2010 12:47:24 PM
macbeck22	$25.00	12/23/2010 1:34:23 PM
bluehen00	$25.00	12/23/2010 1:38:51 PM
CaliforniaSun	$25.00	12/23/2010 4:49:16 PM
p2ploan-sensation211	$25.00	12/23/2010 6:06:27 PM
tigercat	$50.00	12/23/2010 6:13:17 PM
well-mannered-income3	$25.00	12/23/2010 7:09:14 PM
mpatrick	$25.00	12/23/2010 7:43:02 PM
KFB_Investments	$25.00	12/23/2010 8:06:36 PM
hopeful-truth5	$100.00	12/23/2010 8:08:18 PM
tech310	$50.00	12/23/2010 8:39:58 PM
nilonc1	$100.00	12/23/2010 8:43:17 PM
Amber_Stone	$25.00	12/23/2010 9:03:08 PM
gjm6d	$31.00	12/24/2010 6:45:42 AM
BigGuyBank	$25.00	12/24/2010 7:05:22 AM
teller	$25.00	12/23/2010 9:58:30 AM
nethosters	$25.00	12/23/2010 10:03:26 AM
Artist_Blue	$25.00	12/23/2010 10:05:49 AM
nickel-hickory	$50.00	12/23/2010 10:08:50 AM
greencat	$50.00	12/23/2010 10:11:20 AM
rate-mogul	$50.00	12/23/2010 10:10:52 AM
DasMula	$25.00	12/23/2010 11:12:43 AM
Kash2010lu	$25.00	12/23/2010 11:30:28 AM
fund-fox4	$50.00	12/23/2010 1:43:29 PM
nickel-hickory	$50.00	12/23/2010 1:50:17 PM
Rip128	$50.00	12/23/2010 1:46:14 PM
joebob78	$50.00	12/23/2010 4:03:04 PM
fallentimbers	$25.00	12/23/2010 4:52:58 PM
all_of_that_one	$25.00	12/23/2010 6:07:22 PM
brightest-dignified-penny	$25.00	12/23/2010 5:51:00 PM
power-trophy7	$50.00	12/23/2010 6:53:43 PM
freebush69	$300.00	12/23/2010 7:20:24 PM
hawaiitechnical	$25.00	12/24/2010 1:04:00 AM
FASTIZIO_P	$25.00	12/24/2010 1:53:01 AM
Starfin-Capital-Management	$54.62	12/24/2010 5:51:15 AM
Ananya	$25.00	12/24/2010 6:41:07 AM
Rip128	$40.00	12/24/2010 6:02:07 AM
kendigme	$37.12	12/24/2010 6:03:25 AM
wwwUniversal	$25.00	12/24/2010 6:52:36 AM
ultimate-peace	$50.00	12/24/2010 7:27:19 AM
velocity-motivator6	$50.00	12/24/2010 6:52:21 AM
55 Investments
Borrower Payment Dependent Notes Series 489144
This series of Notes was issued and sold upon the funding of the borrower loan #46322, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	10.80%	Listing Start date:	Dec-27-2010
Term:	36 months			Listing End date:	Dec-27-2010

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$84.36

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Nov-1988	Debt/Income ratio:	19%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$19,914	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	11	Bankcard utilization:	12%
		Homeownership:	No
Screen name:	memtigersfan	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Building credit
Purpose of loan:
I will use this loan to build my credit. Currently, my score is in the high 600s and I would like to get it well over 700 by the end of next year in preparation for purchasing a new home.

My financial situation:
I am a good candidate for this loan because I have a good, stable job that provides the finances necessary to repay the loan.

Monthly net income: $ 2870

Monthly expenses: $ 2125
??Housing: $ 900
??Insurance: $ 125
??Car expenses: $ 50
??Utilities: $ 200
??Phone, cable, internet: $ 150
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Investor	Amount	Investment Date (PT)

Artist_Blue	$25.00	12/27/2010 10:41:29 AM
lendstats_com	$200.00	12/27/2010 10:47:51 AM
velocity-motivator6	$25.00	12/27/2010 10:50:22 AM
gold-channel2	$25.00	12/27/2010 10:52:40 AM
point-kitten6	$50.00	12/27/2010 10:53:17 AM
payment-gusto	$25.00	12/27/2010 10:53:35 AM
rss197	$25.00	12/27/2010 11:01:39 AM
principal-trombone	$50.00	12/27/2010 11:00:51 AM
Investoman	$50.00	12/27/2010 11:09:33 AM
kulender	$100.00	12/27/2010 11:08:45 AM
simplelender80	$100.00	12/27/2010 11:11:46 AM
paytonbrigadier	$250.00	12/27/2010 11:14:23 AM
teller	$25.00	12/27/2010 11:14:35 AM
pieceofcake	$25.00	12/27/2010 11:45:48 AM
SolarMoonshine	$25.00	12/27/2010 1:02:54 PM
wwwUniversal	$25.00	12/27/2010 1:35:55 PM
newest-funds-powerplant	$25.00	12/27/2010 12:30:26 PM
gtdane	$25.00	12/27/2010 1:15:54 PM
Kash2010lu	$50.00	12/27/2010 1:04:29 PM
hopeful-truth5	$85.00	12/27/2010 2:22:18 PM
loanman2007	$150.00	12/27/2010 1:37:14 PM
lawyervon	$25.00	12/27/2010 1:41:27 PM
CommunityArts_Non-profit	$35.00	12/27/2010 2:06:43 PM
SqueezeKing	$25.00	12/27/2010 10:49:11 AM
tech310	$50.00	12/27/2010 10:49:08 AM
reflective-rupee	$100.00	12/27/2010 10:51:51 AM
jazzlender	$25.00	12/27/2010 10:57:06 AM
payout-banker4	$25.00	12/27/2010 10:57:37 AM
greencat	$50.00	12/27/2010 11:02:29 AM
Astyanax	$50.00	12/27/2010 12:02:54 PM
fuzed	$30.00	12/27/2010 12:24:07 PM
diplomatic-wealth7	$25.00	12/27/2010 1:20:56 PM
bountiful-durability	$100.00	12/27/2010 1:35:22 PM
goodhearted-basis4	$25.00	12/27/2010 1:22:13 PM
bluehen00	$25.00	12/27/2010 2:11:46 PM
GS-ROCK	$50.00	12/27/2010 2:05:17 PM
36 Investments
Borrower Payment Dependent Notes Series 489148
This series of Notes was issued and sold upon the funding of the borrower loan #46356, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,200.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	14.20%	Listing Start date:	Dec-27-2010
Term:	36 months			Listing End date:	Dec-27-2010

Lender yield:	31.20%	Borrower rate/APR:	32.20% / 35.86%	Monthly payment:	$96.06

Lender servicing fee:	1.00%	Effective Yield*:	29.77%
		Estimated return*:	15.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Aug-2002	Debt/Income ratio:	6%
Credit score:	680-699 (Dec-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 2	Length of status:	0y 5m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,263	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	77%
		Homeownership:	No
Screen name:	reliable-velocity945	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need 7 new windows for home.
I have a two family home I am looking to replace windows on first floor.
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Investor	Amount	Investment Date (PT)

Artist_Blue	$25.00	12/27/2010 10:41:27 AM
tech310	$50.00	12/27/2010 10:49:08 AM
velocity-motivator6	$25.00	12/27/2010 10:50:23 AM
reflective-rupee	$400.00	12/27/2010 10:52:16 AM
gold-channel2	$25.00	12/27/2010 10:52:40 AM
jazzlender	$25.00	12/27/2010 10:57:06 AM
principal-trombone	$50.00	12/27/2010 11:00:52 AM
greencat	$50.00	12/27/2010 11:01:54 AM
data2360	$50.00	12/27/2010 11:00:09 AM
mrxtravis	$50.00	12/27/2010 11:00:38 AM
Danjack_Capital	$25.00	12/27/2010 11:06:10 AM
kulender	$100.00	12/27/2010 11:08:46 AM
Investoman	$50.00	12/27/2010 11:09:33 AM
simplelender80	$100.00	12/27/2010 11:11:47 AM
paytonbrigadier	$250.00	12/27/2010 11:14:24 AM
teller	$25.00	12/27/2010 11:14:36 AM
wwwUniversal	$25.00	12/27/2010 11:17:24 AM
ronin4sale	$25.00	12/27/2010 12:22:30 PM
bold-direct-asset	$50.00	12/27/2010 11:17:03 AM
interstellar	$50.00	12/27/2010 11:17:21 AM
engaging-repayment8	$25.00	12/27/2010 12:09:52 PM
EngineersAlliance	$100.00	12/27/2010 12:25:26 PM
transaction-circuit	$25.00	12/27/2010 10:45:03 AM
nickel-hickory	$50.00	12/27/2010 10:45:10 AM
rate-mogul	$50.00	12/27/2010 10:48:41 AM
JPMorrisLegacyFund	$100.00	12/27/2010 10:48:48 AM
payment-gusto	$25.00	12/27/2010 10:53:35 AM
payout-banker4	$25.00	12/27/2010 10:57:37 AM
DasMula	$57.00	12/27/2010 10:56:32 AM
rss197	$25.00	12/27/2010 11:01:40 AM
pembull	$43.17	12/27/2010 11:08:52 AM
m0rlock	$100.00	12/27/2010 11:16:37 AM
manfromMaine	$28.47	12/27/2010 11:58:53 AM
JustMee	$25.00	12/27/2010 12:07:07 PM
loyalist1	$50.00	12/27/2010 11:17:43 AM
VJ_Financial	$54.45	12/27/2010 12:22:32 PM
36 Investments
Borrower Payment Dependent Notes Series 488103
This series of Notes was issued and sold upon the funding of the borrower loan #46319, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	7 days
Partially Funded:	no	Estimated loss*:	18.30%	Listing Start date:	Dec-20-2010
Term:	36 months			Listing End date:	Dec-21-2010

Lender yield:	34.00%	Borrower rate/APR:	35.00% / 38.72%	Monthly payment:	$180.94

Lender servicing fee:	1.00%	Effective Yield*:	31.99%
		Estimated return*:	13.69%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-2006	Debt/Income ratio:	34%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	3y 2m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,934	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	49%
		Homeownership:	No
Screen name:	tonylyve	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	28 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	660-679 (Aug-2008)
Principal balance:	$507.17	31+ days late:	0 ( 0% )
Total payments billed:	28
Description
Pay Prosper loan and credit card.
Purpose of loan:
This loan will be used to pay off first prosper loan, applying 2000 to credit card, and paying off?a 850 dollar credit card. My debt to income ratio is not so high?combined with my Spouse's income, which her's?can be verified.

My financial situation:
I am a good candidate for this loan because I'm able to make this payment if it is?funded,?my wife has income of 31,000 a year, and?I do not have any history of late or missed payments.?We see the mistakes we've made in our finances and just need an oppurtunity to correct some of them. I understand I'm considered HR but I will pay this loan back as well as my other bills, I have no intentions on ruining my credit.?
Monthly net income: 2600/mine | 4200/combined with spouse?
Monthly expenses: $ 2035
??Housing: $ 625
??Insurance: $ 115
??Car expenses: $ 285
??Utilities: $ 100
??Phone, cable, internet: $ 200
??Food,entertainment:$250??????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????????Clothing, household expenses $
??Credit cards and other loans: $460
??Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Investor	Amount	Investment Date (PT)

seadrg	$25.00	12/20/2010 12:27:25 PM
NekHoldings	$25.00	12/21/2010 5:06:48 AM
houli123	$3,021.12	12/21/2010 11:21:45 AM
I-Believe-In-You	$28.88	12/20/2010 1:21:31 PM
lender12345	$25.00	12/20/2010 3:19:53 PM
Kash2010lu	$50.00	12/20/2010 7:52:52 PM
progressive-treasure1	$25.00	12/20/2010 9:28:34 PM
YoungTaxMan	$50.00	12/20/2010 10:10:43 PM
chameleon125	$100.00	12/21/2010 6:47:16 AM
hopeful-truth5	$100.00	12/21/2010 8:02:47 AM
investment-artist	$50.00	12/21/2010 9:18:44 AM
reflective-rupee	$500.00	12/21/2010 11:11:24 AM
12 Investments
Borrower Payment Dependent Notes Series 488609
This series of Notes was issued and sold upon the funding of the borrower loan #46350, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	9.80%	Listing Start date:	Dec-22-2010
Term:	36 months			Listing End date:	Dec-22-2010

Lender yield:	26.75%	Borrower rate/APR:	27.75% / 31.31%	Monthly payment:	$82.46

Lender servicing fee:	1.00%	Effective Yield*:	26.08%
		Estimated return*:	16.28%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jan-2005	Debt/Income ratio:	6%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,145	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	76%
		Homeownership:	No
Screen name:	nycteachergirl	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	600-619 (May-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	14
Description
Rental deposit on apartment
Purpose of loan:
This loan will be used to pay the rental deposit on an apartment in Brooklyn. Since the minimum Prosper loan amount is greater than the deposit amount I need, I would put the extra toward a higher-rate student loan.

My financial situation:
I am a good candidate for this loan because I made consistent, on-time payments to my previous Prosper loan and paid it off in advance. I am very financially responsible, a careful budgeter, and have been gradually improving my credit score since graduating from college. I am steadily employed full-time, and have been in my current unionized position as a program assistant at an international nonprofit?for over a year.

However, because I receive no financial support from parents or other family (and in fact I sometimes help to financially support my mother and younger brother), I have had a difficult time growing and maintaining an emergency savings fund for unexpected expenses. I recently depleted most of?that savings and am carrying a higher than usual balance on my credit card in order to apply to graduate school (about $100-120 in fees per application) and to buy a plane ticket home to Arizona.

As you will see below, a new Prosper loan would be well within my budget, though it would mean decreasing my extra payments on my student loans. I take financial commitments very seriously, and if I am fortunate enough to receive another Prosper loan, I can be relied upon to make full on-time payments. Thank you so much for considering.

Monthly net income: $ 2200

Monthly expenses: $ 1520
??Housing: $ 1000
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 30
??Phone, cable, internet: $ 30
??Food, entertainment: $ 200
??Clothing, household expenses $ 20
??Credit cards and other loans: $ 150 (this is the minimum amount - I normally pay about 2x this for student loans)
??Other expenses: $ 90 (MetroCard)
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Investor	Amount	Investment Date (PT)

paytonbrigadier	$250.00	12/22/2010 10:15:19 AM
OldManP	$25.00	12/22/2010 10:19:34 AM
newest-generous-income	$25.00	12/22/2010 10:16:55 AM
coin-bee1	$50.00	12/22/2010 10:27:07 AM
finance-mushroom	$100.00	12/22/2010 10:31:10 AM
lucrative-loan	$25.00	12/22/2010 10:28:30 AM
Danjack_Capital	$25.00	12/22/2010 10:29:39 AM
SNH	$100.00	12/22/2010 10:14:56 AM
power-trophy7	$50.00	12/22/2010 10:16:04 AM
green-thoughtful-yield	$50.00	12/22/2010 10:18:34 AM
reward-motion	$25.00	12/22/2010 10:19:18 AM
teller	$25.00	12/22/2010 10:16:27 AM
1stBankAndHal	$25.00	12/22/2010 10:26:42 AM
obrun	$50.00	12/22/2010 10:28:54 AM
m0rlock	$100.00	12/22/2010 10:28:14 AM
reflective-rupee	$400.00	12/22/2010 10:28:24 AM
simplelender80	$100.00	12/22/2010 10:29:10 AM
trade-goblin9	$25.00	12/22/2010 10:44:38 AM
nilonc1	$200.00	12/22/2010 10:33:42 AM
secureincome	$350.00	12/22/2010 10:46:49 AM
20 Investments
Borrower Payment Dependent Notes Series 488857
This series of Notes was issued and sold upon the funding of the borrower loan #46362, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	9.80%	Listing Start date:	Dec-23-2010
Term:	36 months			Listing End date:	Dec-23-2010

Lender yield:	26.75%	Borrower rate/APR:	27.75% / 31.31%	Monthly payment:	$82.46

Lender servicing fee:	1.00%	Effective Yield*:	26.08%
		Estimated return*:	16.28%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1997	Debt/Income ratio:	34%
Credit score:	700-719 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	1y 0m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Student - College G...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,444	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	48%
		Homeownership:	No
Screen name:	clwartisticcolorist	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	28 ( 100% )	700-719 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	720-739 (Jul-2008) 620-639 (Dec-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	28
Description
Health & Fitness
Purpose of loan:
This loan will be used to?
Join a gym and get fresh healthy food deliveries. I am a full time doctoral student and I started working out on my own, but I would like to be able to keep it up at a gym. Food portions and selection is key to weight loss and being healthy, so if I can get the food delivery program I will be able to eat healthy. I do not need the full 2,000 to accomplish my fitness goals over the next 6 months, but that is the minimum amount of the loan.

My financial situation:
I am a good candidate for this loan because?
I have not had any delinquencies on my credit in the past 7 years according to my credit report. I have no outstanding balances. I know my credit score and Prosper score have gone down?over the past two years,because I do not own a home or?work full-time so my debt to credit ratio looks poor, but I pay my bills on time. Please check out the details of my credit profile, not just look at the D.
Monthly net income: $ 1,400.

Monthly expenses: $
??Housing: $ 900
??Insurance: $
??Car expenses: $ 300
??Utilities: $ 50
??Phone, cable, internet: $ 100
??Food, entertainment: $ 150
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Investor	Amount	Investment Date (PT)

simplelender80	$100.00	12/23/2010 9:51:08 AM
Investoman	$50.00	12/23/2010 9:53:08 AM
Skeptical-one	$49.00	12/23/2010 9:56:45 AM
power-trophy7	$50.00	12/23/2010 9:58:20 AM
cashhelp	$50.00	12/23/2010 9:59:55 AM
OldManP	$25.00	12/23/2010 10:00:10 AM
lucrative-loan	$25.00	12/23/2010 10:03:14 AM
m0rlock	$100.00	12/23/2010 10:03:02 AM
Whipster	$50.00	12/23/2010 10:04:38 AM
macbeck22	$25.00	12/23/2010 10:09:53 AM
green-thoughtful-yield	$50.00	12/23/2010 10:11:00 AM
panther757	$25.00	12/23/2010 10:11:40 AM
mammalian4	$25.00	12/23/2010 10:19:05 AM
1stofthemonth	$27.94	12/23/2010 11:01:58 AM
bondhedger	$25.00	12/23/2010 11:13:25 AM
JustMee	$25.00	12/23/2010 11:19:08 AM
aafg69	$25.00	12/23/2010 11:24:25 AM
HomerdohNY	$25.00	12/23/2010 11:32:19 AM
DeutscheBank	$25.00	12/23/2010 12:47:16 PM
UCLA4life	$25.00	12/23/2010 9:53:03 AM
kulender	$50.00	12/23/2010 9:51:56 AM
Danjack_Capital	$25.00	12/23/2010 9:55:42 AM
FASTIZIO_P	$25.00	12/23/2010 9:53:45 AM
teller	$25.00	12/23/2010 9:58:25 AM
voyage554	$25.00	12/23/2010 9:55:58 AM
paytonbrigadier	$250.00	12/23/2010 9:57:51 AM
reward-motion	$25.00	12/23/2010 10:00:03 AM
1stBankAndHal	$25.00	12/23/2010 10:02:28 AM
nilonc1	$100.00	12/23/2010 10:02:32 AM
finance-mushroom	$100.00	12/23/2010 10:03:56 AM
B-rad_the_Coug	$25.00	12/23/2010 10:04:51 AM
Artist_Blue	$25.00	12/23/2010 10:05:59 AM
transaction-circuit	$25.00	12/23/2010 10:08:41 AM
nickel-hickory	$50.00	12/23/2010 10:08:47 AM
revenue-achievement	$25.00	12/23/2010 10:11:19 AM
goodhearted-basis4	$25.00	12/23/2010 10:14:03 AM
reflective-rupee	$100.00	12/23/2010 10:17:10 AM
redtilapia	$25.00	12/23/2010 11:02:57 AM
vine99	$50.00	12/23/2010 11:44:47 AM
competent-p2p	$40.00	12/23/2010 11:44:59 AM
ddoneday	$25.00	12/23/2010 11:42:22 AM
klemer	$25.00	12/23/2010 11:47:01 AM
Bocephus1959	$25.00	12/23/2010 12:44:09 PM
twjh	$25.00	12/23/2010 12:50:43 PM
Pu239	$60.00	12/23/2010 1:05:34 PM
45 Investments
Borrower Payment Dependent Notes Series 488867
This series of Notes was issued and sold upon the funding of the borrower loan #46316, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	10.80%	Listing Start date:	Dec-22-2010
Term:	36 months			Listing End date:	Dec-29-2010

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$295.25

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1994	Debt/Income ratio:	23%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 7	Length of status:	3y 3m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Car Dealer
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$4,569	Stated income:	$100,000+
Delinquencies in last 7y:	3	Bankcard utilization:	84%
		Homeownership:	Yes
Screen name:	the-commerce-storm	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? pay off credit cards

My financial situation:
I am a good candidate for this loan because? of my recent increase in income.

Monthly net income: $ 8000

Monthly expenses: $
??Housing: $ 2000????
??Insurance: $ 300
??Car expenses: $ 800
??Utilities: $ 300
??Phone, cable, internet: $ 200
??Food, entertainment: $?1000
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 500
??Other expenses: $ 500
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
Q: What is the balance and interest rate on each of your credit card debts? Unless the interest rates are more than 29%, the Prosper loan is bad for you. - mjerryfirst
A: you are right , but i would like to pay them off all at once and make one payment to proper. if i pay the min. payments to my credit card company it would take a lot longer. (Dec-26-2010)
Q: With your high income, why can't you just pay the cards off from your monthly earnings? - mjerryfirst
A: i think it would better to consolidate them, and make one payment. (Dec-26-2010)
Q: What are your 2 public records for and why should we believe you won't default again on this loan? - nfx
A: bankrupcy in 2004 wont qualify for bankrupcy again untill 2013. the other is money owed for an auto accident, which has been paid... (Dec-29-2010)
Q: when was your last delinquency and why was the payment late, thank you - bold-principal-thinker
A: 2009, took a deep paycut due to the recession, but things are back to normal and i will show over 125k in gross income this year... (Dec-29-2010)
4 question & answer
Information in Questions and Answers is not verified
Investor	Amount	Investment Date (PT)

power-trophy7	$50.00	12/22/2010 10:16:21 AM
newest-generous-income	$25.00	12/22/2010 10:17:09 AM
paytonbrigadier	$250.00	12/22/2010 10:15:46 AM
Investoman	$50.00	12/22/2010 10:52:15 AM
kulender	$50.00	12/22/2010 10:49:08 AM
Artist_Blue	$25.00	12/22/2010 10:54:22 AM
amra	$25.00	12/22/2010 4:33:49 PM
asset-professor	$50.00	12/22/2010 3:25:19 PM
green-thoughtful-yield	$50.00	12/22/2010 9:55:46 PM
poolshark72	$25.00	12/22/2010 10:17:49 PM
WindyKid	$50.00	12/22/2010 7:51:30 PM
revenue-achievement	$25.00	12/22/2010 10:05:57 PM
panther757	$25.00	12/22/2010 10:41:08 PM
minddoc	$25.00	12/23/2010 12:17:14 AM
Jonb6919	$25.00	12/23/2010 12:46:47 AM
DadWarbucks	$60.00	12/23/2010 9:31:31 AM
hopeful-truth5	$100.00	12/23/2010 6:52:43 PM
tech310	$50.00	12/23/2010 8:39:51 PM
payout-banker4	$25.00	12/24/2010 12:10:48 PM
bluehen00	$30.00	12/24/2010 2:43:46 PM
point-kitten6	$50.00	12/24/2010 3:49:55 PM
luminous-payout6	$25.00	12/26/2010 2:13:45 PM
Tasteslikechicken	$50.00	12/26/2010 8:57:42 PM
pythia	$25.00	12/27/2010 1:30:00 AM
principal-trombone	$50.00	12/27/2010 9:29:10 AM
direct-liberty819	$50.00	12/27/2010 9:31:23 AM
attractive-fund	$50.00	12/27/2010 8:16:30 AM
Leshan	$75.00	12/27/2010 10:25:51 AM
Doodlemeyer	$50.00	12/27/2010 9:46:41 AM
rss197	$25.00	12/27/2010 9:54:35 AM
diplomatic-wealth7	$25.00	12/27/2010 1:20:44 PM
beaker	$25.00	12/27/2010 10:15:33 PM
WLenders	$50.00	12/28/2010 10:43:33 AM
auction-architect7	$50.00	12/28/2010 11:41:31 AM
deal-secret-agent	$25.00	12/28/2010 12:39:55 PM
the-profit-oracle	$25.00	12/28/2010 2:14:50 PM
missing-link	$25.00	12/28/2010 2:43:10 PM
GInBaghdad	$25.00	12/28/2010 3:06:37 PM
treasure-bliss	$43.56	12/28/2010 3:16:40 PM
ttnk62918	$25.00	12/28/2010 4:11:08 PM
orange-preeminant-bill	$50.00	12/28/2010 4:11:11 PM
wtrboy	$50.00	12/28/2010 4:08:02 PM
108lender	$35.43	12/28/2010 4:10:33 PM
DrStaff	$25.00	12/28/2010 4:13:08 PM
supreme-hope	$25.00	12/28/2010 4:19:39 PM
hurricanefever	$50.00	12/28/2010 4:14:09 PM
fairhelper	$25.00	12/28/2010 4:46:42 PM
inspiring-reward	$150.00	12/28/2010 4:35:29 PM
Easystreet	$25.00	12/28/2010 4:43:22 PM
willinvest	$25.00	12/28/2010 5:36:57 PM
moola-disk	$32.20	12/28/2010 5:33:24 PM
Diamond_Jim	$25.00	12/28/2010 6:36:01 PM
AlexTrep	$25.00	12/28/2010 6:36:29 PM
orange-influential-credit	$50.00	12/28/2010 7:00:19 PM
Scoote2912	$25.00	12/28/2010 7:46:50 PM
helping-out	$30.00	12/28/2010 7:52:56 PM
sugybutt	$39.19	12/28/2010 9:38:23 PM
escharfer	$25.00	12/29/2010 12:56:00 AM
DeltaComputerGuy	$25.00	12/29/2010 1:12:57 AM
samo102us	$25.00	12/29/2010 1:53:22 AM
fighter122	$25.00	12/28/2010 11:31:16 PM
wise-silver-wonder	$25.00	12/29/2010 2:09:53 AM
mla	$25.00	12/29/2010 12:56:21 AM
brazilofmux	$43.61	12/29/2010 1:01:25 AM
Veggie_Monkey	$25.00	12/29/2010 1:12:16 AM
lowlite6647	$25.00	12/29/2010 1:32:14 AM
IIP77	$25.00	12/29/2010 1:17:26 AM
MissionMicroFinance	$25.00	12/29/2010 1:33:14 AM
principal-laser	$80.00	12/29/2010 5:18:02 AM
cjames84	$25.00	12/29/2010 1:32:46 AM
flwah	$25.00	12/29/2010 1:56:03 AM
wwwUniversal	$25.00	12/29/2010 1:58:26 AM
shrewd-peace7	$25.00	12/29/2010 2:08:33 AM
ultimate-peace	$50.00	12/29/2010 5:20:27 AM
lovely-order7	$50.00	12/29/2010 5:28:50 AM
extraordinary-interest1	$50.00	12/29/2010 5:35:57 AM
nolahelper	$25.00	12/29/2010 5:55:09 AM
rvfbroker	$25.00	12/29/2010 7:43:33 AM
durability-revelry2	$25.00	12/29/2010 7:43:37 AM
juxtapose	$50.00	12/29/2010 8:04:55 AM
robust-payout1	$61.49	12/29/2010 8:18:56 AM
benazafa	$25.00	12/29/2010 8:46:20 AM
macotra4	$25.00	12/29/2010 8:47:15 AM
fabulous-diversification9	$25.00	12/29/2010 9:00:16 AM
teller	$25.00	12/22/2010 10:16:42 AM
simplelender80	$100.00	12/22/2010 10:29:36 AM
m0rlock	$100.00	12/22/2010 10:28:22 AM
reflective-rupee	$25.00	12/22/2010 10:44:30 AM
finance-mushroom	$100.00	12/22/2010 10:31:28 AM
keeminn	$50.00	12/22/2010 11:37:11 AM
Kash2010lu	$25.00	12/22/2010 6:25:12 PM
happy-return4	$50.00	12/22/2010 4:03:28 PM
dedicated-diversification5	$36.19	12/23/2010 1:05:58 AM
friendinmoney	$25.00	12/23/2010 7:56:57 AM
greencat	$50.00	12/23/2010 7:18:20 AM
DeutscheBank	$25.00	12/23/2010 12:47:14 PM
rapid-currency	$25.00	12/23/2010 2:23:04 PM
money-bauble	$25.00	12/23/2010 6:53:34 PM
jgar_O	$30.00	12/24/2010 6:10:49 AM
AiriusTorpora	$50.00	12/24/2010 8:33:16 AM
mckhbnpc	$30.00	12/24/2010 8:20:16 AM
CapitalismRocks	$25.00	12/24/2010 10:08:37 AM
gold-channel2	$25.00	12/24/2010 12:35:52 PM
Weaverville	$25.00	12/24/2010 1:48:07 PM
payment-gusto	$25.00	12/24/2010 7:45:55 PM
alexgalt	$25.00	12/24/2010 4:29:38 PM
resource777	$25.00	12/25/2010 8:11:57 AM
aztocas	$25.00	12/25/2010 11:07:54 AM
jazzlender	$25.00	12/26/2010 9:10:56 AM
studious-value8	$25.00	12/26/2010 10:36:48 AM
sfmf	$25.00	12/26/2010 12:11:36 PM
fortytwo	$50.00	12/26/2010 3:06:14 PM
LiveNow	$25.00	12/26/2010 1:01:03 PM
Caerus	$50.00	12/26/2010 6:41:28 PM
BangBros	$25.00	12/26/2010 5:38:09 PM
the-silver-blaster	$50.00	12/27/2010 9:54:25 AM
gtdane	$25.00	12/27/2010 1:15:15 PM
SNH	$100.00	12/27/2010 10:06:46 PM
integrity-doctor	$100.00	12/27/2010 8:08:49 PM
mickeyroi	$25.00	12/28/2010 8:20:28 AM
money-vista	$25.00	12/28/2010 9:30:41 AM
TheFamilyFund	$25.00	12/28/2010 7:45:57 AM
richboy56	$25.00	12/28/2010 7:55:56 AM
KarmaBum77	$45.00	12/28/2010 9:36:32 AM
coin-bee1	$50.00	12/28/2010 1:26:13 PM
musegaze	$50.00	12/28/2010 1:43:41 PM
rate-mogul	$50.00	12/28/2010 2:59:05 PM
graceful-investment	$100.00	12/28/2010 3:13:46 PM
finance-prescription	$50.00	12/28/2010 3:15:48 PM
Ven58	$43.92	12/28/2010 3:16:24 PM
worthy-bid8	$50.00	12/28/2010 3:40:56 PM
economy-lotus	$50.00	12/28/2010 4:08:09 PM
FeedTheMachine	$50.00	12/28/2010 4:10:45 PM
dedicated-transaction796	$33.60	12/28/2010 4:07:40 PM
hayhelp	$25.00	12/28/2010 4:08:06 PM
the-dollar-topper	$40.00	12/28/2010 4:36:03 PM
green-moola-sniffer	$50.00	12/28/2010 4:43:30 PM
houg35	$80.00	12/28/2010 5:12:07 PM
Gettinricher	$26.00	12/28/2010 5:37:52 PM
lowcostmoney	$25.00	12/28/2010 6:36:22 PM
lcole32	$25.00	12/28/2010 6:35:58 PM
yield-lion	$25.00	12/28/2010 6:56:07 PM
symbiosis	$50.00	12/28/2010 7:36:30 PM
MAYBROOK	$25.00	12/28/2010 7:40:50 PM
7arkahc	$34.88	12/29/2010 12:22:31 AM
RKLFinancial	$25.00	12/28/2010 8:57:58 PM
ITExec	$35.72	12/29/2010 1:12:54 AM
mpatrick	$25.00	12/28/2010 10:00:41 PM
goodhearted-gold3	$25.00	12/28/2010 10:08:21 PM
rakem777	$25.00	12/29/2010 1:36:32 AM
worth-arch	$25.00	12/29/2010 2:09:08 AM
new-social-economist	$44.68	12/29/2010 2:13:58 AM
nalaari	$25.00	12/29/2010 2:16:52 AM
Flyhighboi20	$46.39	12/29/2010 3:12:08 AM
Ducatiman1978	$25.00	12/29/2010 12:59:17 AM
Cheburashka	$25.00	12/29/2010 1:15:59 AM
MilitaryLending	$25.00	12/29/2010 1:17:34 AM
Georgetastic	$25.00	12/29/2010 1:33:45 AM
Cre8iveCash	$25.00	12/29/2010 1:32:31 AM
imlosttoo	$25.00	12/29/2010 1:36:24 AM
apostle901	$25.00	12/29/2010 1:52:41 AM
bodascafe	$25.00	12/29/2010 1:52:14 AM
agiovasil	$25.00	12/29/2010 1:52:57 AM
youthful-greenback3	$25.00	12/29/2010 2:08:08 AM
mikeandcat	$50.00	12/29/2010 5:12:36 AM
keeper24	$25.00	12/29/2010 5:33:36 AM
stock106	$25.00	12/29/2010 8:21:30 AM
MikeyZ2008	$50.00	12/29/2010 6:43:50 AM
cash-raccoon	$25.00	12/29/2010 7:00:19 AM
leverage-monger	$25.00	12/29/2010 6:49:39 AM
dsnybnd	$25.00	12/29/2010 8:52:20 AM
nest235	$25.00	12/29/2010 9:23:49 AM
special-money	$25.00	12/29/2010 7:38:08 AM
planetibet	$50.00	12/29/2010 8:06:35 AM
Mindful7	$25.00	12/29/2010 7:48:15 AM
FLSmooth	$50.00	12/29/2010 9:07:45 AM
testguy	$54.88	12/29/2010 9:11:24 AM
12Knocksinna	$25.00	12/29/2010 8:54:23 AM
skaught	$25.00	12/29/2010 9:10:04 AM
dhkny5	$25.00	12/29/2010 9:15:59 AM
thenewkaisersoze	$25.00	12/29/2010 9:35:03 AM
Gegooree	$50.00	12/29/2010 9:36:11 AM
182 Investments